                                                                      EXHIBIT 12

    ALPHA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT RATIO DATA)

                                                                            PRO FORMA(1)
                                                                    -----------------------------
                                                                    FISCAL YEAR
                             FISCAL YEAR ENDED    NINE MONTHS ENDED    ENDED    NINE MONTHS ENDED
                          ----------------------- ----------------- ----------- -----------------
                          OCTOBER 31, OCTOBER 31, JULY 31, JULY 30, OCTOBER 31, JULY 31, JULY 30,
                             1993        1994       1994     1995      1994       1994     1995
                          ----------- ----------- -------- -------- ----------- -------- --------
Earnings
 Income before taxes....     $346       $2,456     $1,310   $2,550    $3,239     $2,023  $ 2,476
Add:
 Interest expense.......       --          131         39      523       442        295      615
                             ----       ------     ------   ------    ------     ------  -------
Earnings................     $346       $2,587     $1,349   $3,073    $3,681     $2,318  $ 3,091
                             ====       ======     ======   ======    ======     ======  =======
Fixed Charges
 Interest Expense.......     $ --       $  131     $   39   $  523    $  442     $  295  $   615
                             ----       ------     ------   ------    ------     ------  -------
Fixed Charges...........     $ --       $  131     $   39   $  523    $  442     $  295  $   615
                             ====       ======     ======   ======    ======     ======  =======
Ratio of earnings to
 fixed charges..........       --         19.8x      34.6x     5.9x      8.3x       7.9x     5.0x
                             ====       ======     ======   ======    ======     ======  =======

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(1) Pro forma information reflects the impact of acquisitions as if such acquisitions had been completed as of November 1, 1993.